Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-32526, No. 33-18771, No. 33-61439, No. 33-62710, No. 333-43056, and No. 333-120971) pertaining to the 1986 Long-Term Incentive Plan, 1995 Executive Compensation Plan, 2000 Executive Compensation Plan, and the Belo 2004 Executive Compensation Plan, Form S-3 No. 333-25579 pertaining to the registration of $1,500,000,000 of debt securities and warrants to purchase debt securities of Belo Corp., Form S-3 No. 333-134420 pertaining to the registration of $1,000,000,000 of debt securities of Belo Corp. and Form S-3 No. 333-162058 pertaining to the registration of $600,000,000 of debt securities of Belo Corp., of our reports dated March 12, 2010, with respect to the consolidated financial statements of Belo Corp. and subsidiaries and the effectiveness of internal control over financial reporting included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ ERNST & YOUNG LLP

Dallas, Texas
March 12, 2010